For Immediate Release

Media Contacts:
Amy Inlow LivePerson, Inc. (212) 609-4248 ainlow@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Third Quarter Financial Results

•	Revenue increased 27% from prior year and 7% sequentially
•	EBITDA per share of $0.14
•	Adjusted EPS of $0.09
•	GAAP EPS of $0.05

•	Company pursuing a dual listing on Tel Aviv Stock Exchange (TASE)
•	Tim Bixby, President and Chief Financial Officer, to Leave In Early 2011

NEW YORK, NY – November 4, 2010 – LivePerson, Inc. (Nasdaq: LPSN), a leading provider of online engagement solutions that facilitate real-time assistance and expert advice, today announced financial results for the third quarter ended September 30, 2010.

The company also announced that it has begun pursuing a dual listing on the Tel Aviv Stock Exchange to further strengthen its ties to the important Israel-based technology market.  The company believes that a local presence in this important technology market can increase its exposure to Israel-based technology investors, and also to potential business development opportunities.

The company also announced that, after more than 11 years at LivePerson, President and Chief Financial Officer Tim Bixby will leave the Company during the first quarter of 2011.  Mr. Bixby will assist the Company in its recruitment of a new CFO, and will remain fully engaged in his current role during the coming months to effect a smooth and successful transition.

 On Mr. Bixby’s decision, Robert LoCascio, LivePerson’s CEO, stated, "Tim is a personal friend; he played a critical role in building LivePerson over the course of many years, and has provided tremendous value to our customers, employees, partners and shareholders. I wish him the very best.  Among his many contributions to the company, Tim has built and maintained a stellar finance and accounting organization at all levels, providing us with a solid foundation and a highly capable team to support LivePerson through this transition and into the future.  Over the coming months, Tim and I will work together with the Board of Directors to identify a suitable successor and effect an orderly transition.”

 “Having been part of the core team that drove LivePerson from its startup origins, through an IPO, and past the $100 million annual revenue mark has been an outstanding experience,” said Mr. Bixby. “The team in place is well suited for the next phase of growth, and I look forward to LivePerson’s continued success.  As we begin the process of a search for and transition to my successor, I remain fully engaged in operations, and committed to ensuring a smooth and successful change of leadership.”

Third Quarter Highlights

Revenue

Revenue for the third quarter was $28.2 million, a 27% increase from the third quarter of 2009, and a 7% sequential increase as compared to the second quarter of 2010. Revenue from business operations for the third quarter was $24.6 million, a 29% increase as compared to the third quarter of 2009 and a 7% increase as compared to the second quarter of 2010.  Revenue from consumer operations for the third quarter was $3.6 million, a 15% increase as compared to the third quarter of 2009, and a 5% increase as compared to the second quarter of 2010.

“The second half of our fiscal year is off to a great start,” said LivePerson CEO, Robert LoCascio.  “Global demand for our core offerings remains strong, and we are beginning to see acceleration in the Asia-Pacific region through our direct channel partner.  As we head into the final quarter of 2010, we remain focused on our top and bottom line goals, while simultaneously taking more aggressive steps to market our platform and new APIs to customers, developers and innovators."

Customer Expansion

LivePerson added 18 new large clients in the quarter, including:

•	A leading US insurance provider
•	An online retailer of branded, innovative and technology-rich products
•	The nation's largest provider of savings, investment and lending services for consumers
•	A leading provider of enterprise integrated software
•	An online retailer of automotive parts

The company also expanded business with many existing customers, including:

•	A major online retailer of discounted designer brands
•	A leading UK provider of mobile phone and broadband services
•	T-Mobile UK
•	A leading software and technology provider
•	One of the nation’s largest financial services companies

Net Income

Net income for the third quarter of 2010 was $2.8 million or $0.05 per share as compared to $2.3 million or $0.05 per share in the third quarter of 2009, and net income of $1.6  million or $0.03 per share in the second quarter of 2010.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before other income/(expense), taxes, depreciation, amortization and stock-based compensation (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the third quarter of 2010 was $4.6 million or $0.09 per share, as compared to $4.0 million or $0.08 per share in the third quarter of 2009, and $3.1 million or $0.06 per share in the second quarter of 2010.

EBITDA for the third quarter of 2010 was $7.5 million or $0.14 per share, as compared to $6.2 million or $0.12 per share in the third quarter of 2009, and $5.4 million or $0.10 per share in the second quarter of 2010.

Cash

The company’s cash balance decreased by $2.4 million to $50.4 million at September 30, 2010 as compared to $52.8 million as of June 30, 2010.

Financial Expectations

Following is the company’s current expectation for financial and operating performance:

Fourth Quarter 2010
•	Revenue of $30.1 - $30.3 million
•	EBITDA of $0.15 - $0.16 per share
•	Adjusted net income of $0.08 - $0.09 per share
•	GAAP EPS of $0.04 - $0.05
•	Fully diluted share count of approximately 53.5 million

Full Year 2010
•	Revenue of $110.0 - $110.2 million
•	EBITDA of $0.50 - $0.51 per share
•	Adjusted net income per share of $0.30 - $0.31
•	GAAP EPS of $0.16 - $0.17
•	Fully diluted share count of approximately 53 million

Other Full Year 2010 Assumptions

•	Amortization of intangibles of approximately $1.5 million
•	Stock-compensation expense of approximately $5.0 million
•	Depreciation of approximately $5.5 million
•	Effective tax rate of approximately 37%
•	Cash tax rate of approximately 35%
•	Capital expenditures of approximately $7.5 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	3 months ended	9 months ended
	September 30, 2010	September 30, 2010
Cost of revenue	$245	$655
Product development	360	1,022
Sales and marketing	413	971
General and administrative	411	954
Total	$1,429	$3,602

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	3 months ended	9 months ended
	September 30, 2010	September 30, 2010
Cost of revenue	$307	$920
General and administrative	83	249
Total	$390	$1,169

Earnings Teleconference, Twitter and Video Discussion Information
The company will discuss its third quarter 2010 financial results during a teleconference today, November 4, 2010, at 5:00 p.m. ET.  To participate, please call 877-507-3684 before 5:00 p.m. ET.  International callers, please dial 706-634-9559. Please reference the conference ID “20008315.”

If you are unable to participate, the teleconference will be available for replay at 6:00 p.m. ET on November 4, 2010 until February 4, 2010.  To access the replay, please call 800-642-1687 (U.S. and Canada) or 706-645-9291 (international). Please reference the conference ID “20008315.”

Please follow LivePerson on StockTwits and keep an eye on $LPSN for updates.

The company will post a video discussion of its third quarter 2010 results on YouTube. To view, click on the following link:  http://www.youtube.com/user/myliveperson.

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue	$28,221	$22,262	$79,927	$62,722

Operating expenses:
Cost of revenue	7,595	5,495	21,405	15,007
Product development	3,940	3,109	11,454	8,949
Sales and marketing	8,289	6,535	24,431	19,947
General and administrative	4,178	3,312	12,145	9,991
Amortization of intangibles	83	118	249	662
Total operating expenses	24,085	18,569	69,684	54,556

Income from operations	4,136	3,693	10,243	8,166

Other income (expense), net	73	90	36	50

Income before provision for income taxes	4,209	3,783	10,279	8,216

Provision for income taxes	1,444	1,516	3,762	3,544

Net income	$2,765	$2,267	$6,517	$4,672

Basic net income per common share	$0.05	$0.05	$0.13	$0.10

Diluted net income per common share	$0.05	$0.05	$0.12	$0.10

Weighted average shares outstanding used in basic net
income per common share calculation	50,976,468	47,968,777	50,578,801	47,684,047

Weighted average shares outstanding used in diluted net
income per common share calculation	53,302,655	49,683,730	52,935,805	48,553,525

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income in accordance with generally
accepted accounting principles	$2,765	$2,267	$6,517	$4,672
Add/(less):
(a) Amortization of intangibles	390	425	1,169	1,583
(b) Stock-based compensation	1,429	1,211	3,602	3,491
(c) Depreciation	1,553	822	3,888	2,448
(d) Provision for income taxes	1,444	1,516	3,762	3,544
(e) Other (income) expense, net	(73)	(90)	(36)	(50)
EBITDA (1)	$7,508	$6,151	$18,902	$15,688
Diluted EBITDA per common share	$0.14	$0.12	$0.36	$0.32

Weighted average shares used in diluted EBITDA
per common share	53,302,655	49,683,730	52,935,805	48,553,525

Net income in accordance with generally
accepted accounting principles	$2,765	$2,267	$6,517	$4,672
Add:
(a) Amortization of intangibles	390	425	1,169	1,583
(b) Stock-based compensation	1,429	1,211	3,602	3,491
Adjusted net income	$4,584	$3,903	$11,288	$9,746
Diluted adjusted net income per common share	$0.09	$0.08	$0.21	$0.20

Weighted average shares used in diluted adjusted net income
per common share	53,302,655	49,683,730	52,935,805	48,553,525

EBITDA	$7,508	$6,151	$18,902	$15,688
Add/(less):
(a) Changes in operating assets and liabilities	(2,260)	(825)	(7,712)	(14)
(b) Provision for doubtful accounts	50	30	65	30
(c) Provision for income taxes	(1,444)	(1,516)	(3,762)	(3,544)
(d) Deferred income taxes	180	338	138	636
(e) Other income (expense), net	73	90	36	50
Net cash provided by operating activities	$4,107	$4,268	$7,667	$12,846

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2010	December 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$50,357	$45,572
Accounts receivable, net	16,821	10,265
Prepaid expenses and other current assets	3,627	3,661
Deferred tax assets, net	772	1,460
Total current assets	71,577	60,958

Property and equipment, net	12,008	9,551
Intangibles, net	2,442	2,821
Goodwill	24,015	23,920
Deferred tax assets, net	5,327	4,777
Deferred implementation costs, net of current	158	136
Security deposits	490	326
Other assets	1,984	1,792
Total assets	$118,001	$104,281

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,733	$5,375
Accrued expenses	9,927	10,895
Deferred revenue	5,585	4,692
Total current liabilities	20,245	20,962

Deferred revenue, net of current	588	506
Other liabilities	1,868	1,676
Total liabilities	22,701	23,144

Commitments and contingencies

Total stockholders' equity	95,300	81,137
Total liabilities and stockholders' equity	$118,001	$104,281

About LivePerson
LivePerson is a leading provider of online engagement solutions that facilitate real-time assistance and expert advice. Connecting businesses and experts with consumers seeking help on the Web, LivePerson's hosted software platform creates more relevant, compelling and personalized online experiences. Every month, LivePerson's intelligent platform helps millions of people succeed online; more than 8,500 companies, including EarthLink, Hewlett-Packard, Microsoft and Verizon, rely on LivePerson to maximize the impact of the online channel. LivePerson is headquartered in New York City.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly and annual results; the adverse effect that the global recession may have on our business; competition in the real-time sales, marketing, customer service and online engagement solutions market; risks related to the operational integration of acquisitions; risks related to new regulatory or other legal requirements that could materially impact our business; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro;  continued use by our clients of the LivePerson services and their purchase of additional services; responding to rapid technological change and changing client preferences; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; and risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.